                                                                      EXHIBIT 1
                                                                      ---------
                                   AGREEMENT

     Pursuant to Rule 13(d)-1(f)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of the shares of Common Stock of CheckFree Corporation.

        Executed as a sealed instrument this 12th day of February, 1997


                                 GREYLOCK LIMITED PARTNERSHIP


                                   By:   /s/ Henry F. McCance
                                        -----------------------------
                                             Henry F. McCance
                                             Co-Managing General Partner

                                                    *
                                   ----------------------------------
                                        Robert P. Henderson



                                   /s/      Henry F. McCance
                                   ----------------------------------
                                            Henry F. McCance



                                  *By:   /s/ Henry F. McCance
                                        -----------------------------
                                             Henry F. McCance
                                             Attorney-in-fact


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